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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Form S-2 of our report dated March 31, 1999 included in Aureal Semiconductor Inc.'s Form 10-K for the year end January 3, 1999 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the company subsequent to January 3, 1999 or performed any audit procedures subsequent to the date of our report.


                                             /s/ ARTHUR ANDERSEN LLP
                                             -----------------------------------
                                             ARTHUR ANDERSEN LLP

San Jose, California
April 1, 1999